POWER OF ATTORNEY


     The undersigned hereby constitute and appoint Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez, and Karen Jacoppo-Wood, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Balanced Fund,, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



 /s/ Joseph DiMartino                        June 1, 1999
Joseph DiMartino


 /s/ David P. Feldman                        June 1, 1999
David P. Feldman


 /s/ John M. Fraser                          June 1, 1999
John M. Fraser


 /s/ Robert R. Glauber                       June 1, 1999
Robert R. Glauber


 /s/ James F. Henry                          June 1, 1999
James F. Henry


 /s/ Rosalind G. Jacobs                      June 1, 1999
Rosalind G. Jacobs


 /s/ Irving Kristol                          June 1, 1999
Irving Kristol


 /s/ Paul A. Marks                           June 1, 1999
Paul A. Marks


 /s/ Martin Peretz                           June 1, 1999
Martin Peretz


 /s/ Bert W. Wasserman                       June 1, 1999
Bert W. Wasserman
POWER OF ATTORNEY


     The undersigned hereby constitute and appoint Margaret W. Chambers, Douglas C. Conroy, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez, and Karen Jacoppo-Wood, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Balanced Fund, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



 /s/ Marie E. Connolly                       June 1, 1999
Marie E. Connolly


 /s/ Frederick C. Dey                        June 1, 1999
Frederick C. Dey